SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 26, 2014

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendment of Bylaws

Effective October 26, 2014, the Board adopted and approved Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Bylaws (the “Bylaws”) of Ashford Hospitality Trust, Inc. (the “Company”).  The following is a description of the revisions made to the Bylaws by the Amendment:

•                  Votes Required to Elect Directors. Prior to the adoption of the Amendment, directors of the Company were elected by the affirmative vote of a plurality of the votes cast at any annual or special meeting of stockholders held for the purpose of electing directors.  Pursuant to the Amendment, directors of the Company will be elected by the affirmative vote of a majority of the votes cast at any annual or special meeting of stockholders held for the purpose of electing directors, except in the case of a contested election which will require the vote of a plurality of the votes cast.

•                  Bylaw Amendments. Prior to the adoption of the Amendment, the Bylaws could only be amended, or new bylaws adopted, by the Board of Directors of the Company (the “Board”).  Pursuant to the Amendment, the Bylaws may be amended by a majority of the Board or by the stockholders upon a vote of a majority of the outstanding shares of common stock of the Company.

•                  Special Meetings.  Prior to the adoption of the Amendment and through the conclusion of the 2015 annual meeting of stockholders, a special meeting of the stockholders is required to be called by the secretary of the Company upon the written request of stockholders owning not less than 50% of the outstanding common stock of the Company.  Pursuant to the Amendment and effective following the conclusion of the 2015 annual meeting of stockholders, a special meeting of the stockholders will be required to be called by the secretary of the Company upon the written request of stockholders owning not less than 35% of the outstanding common stock of the Company.

The foregoing summary is qualified in its entirety by reference to the Company’s Bylaws, as amended, filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)                             Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Ashford Hospitality Trust, Inc., as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2014

ASHFORD HOSPITALITY TRUST, INC.

	By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel